UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

CRONA CORP.
(Exact name of registrant as specified in its charter)

Wyoming	333-216180	35-2574778
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

304 South Jones Blvd. #7356

Las Vegas, Nevada 89107

Tel:  (888) 998-1888

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CCCP	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2025, the Board of Directors of Crona Corp. (the “Company”) appointed Cheung Lam Hung to fill a vacancy on the Board of Directors with a term expiring at the Company's next Annual Meeting of Stockholders. Mr. Hung was nominated by the Company's Board of Directors after a thorough review of his background, relevant experience and professional and personal reputation.

Since 2008, Cheung Lam Hung has been the Chief Executive Officer of Great China Investors Relations Ltd, an investor relations firm representing companies in Hong Kong. He is also a director of All Talent Entertainment Asia Ltd, a company he founded in 2011. In 1992, Mr. Hung founded Next Dimension Advertising Ltd and served as its Chief Executive Officer until 2008 when the company was sold. Mr. Hung holds a Bachelor’s Degree from the University of Hong Kong and a Masters in Business Administration from Chinese University of Hong Kong.

There was no arrangement or understanding between Mr. Hung and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Hung, or any member of his immediate family, had, or will have, a direct or indirect material interest.

In addition, immediately after the appointment of Mr. Hung to the Board of Directors, Lucille Zdunich and Demetrios Malamas resigned as officers and directors of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crona Corp.

Date: March 10, 2025	By:	/s/ Cheung Lam Hung
Cheung Lam Hung
President & CEO

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